EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Alliance Bancshares California on Form S-8 of our report, dated March 14, 2005, appearing in the Annual Report on Form 10-KSB of Alliance Bancshares California for the year ended December 31, 2004.

/s/ McGladrey & Pullen, LLP

Pasadena, California

July 21, 2005